Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of LyondellBasell Industries N.V. of our report dated February 25, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in LyondellBasell Industries N.V.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 1, 2021